Exhibit 24.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Industrial Holdings, Inc. on Form S-8 of our report dated March 18, 1998, appearing in the Annual Report on Form 10-K of Industrial Holdings, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE  LLP


Houston, Texas
August 31, 1998